D y l a n F l o y d   A c c o u n t i n g   &   C o n s u l t i n g

Consent of Independent Registered Public Accounting Firm

We  hereby  consent  to  the  incorporation  in  this  Registration  Statement  on  Form  S-1  of  our  report dated November 20, 2018, relating to the financial statements of Flashapp as of May 31, 2019 and to all references to our firm included in this Registration Statement

Albert Garcia,  CPA

DylanFloyd Accounting & Consulting

Newhall, California

July 3, 2019